Exhibit (99.1)

EASTMAN KODAK COMPANY

Media Contacts:
David Lanzillo 585-781-5481   david.lanzillo@kodak.com
David Kassnoff 585-724-2137   david.kassnoff@kodak.com

Kodak to Explore Strategic Alternatives for Health Business


ROCHESTER, N.Y., May 4 - Eastman Kodak Company announced that it is exploring strategic alternatives for its Health Group.

  Kodak's Health Group, with 2005 revenue of $2.7 billion, is a worldwide leader in health imaging, including digital x-ray

capture, medical printers, and x-ray film.

  "Kodak has a history of innovation in this industry, through which we have built a business with significant market presence and intellectual property assets," said Antonio M. Perez, Kodak's

Chairman and Chief Executive Officer. "We have proven products and technology, a well-known and respected brand, worldwide

distribution, a large, satisfied and loyal customer base, and employees with unrivaled experience in health imaging.

  "Our stated corporate goal is to be among the top three in each of the businesses in which we compete," Perez said. "While the Health Group is enjoying strong organic growth in elements of its digital portfolio, such as digital capture solutions and healthcare information solutions, we have been observing for some time consolidation in this industry. Given our valuable assets and the changing market landscape, we feel that now is the time to investigate strategic alternatives."

  To assist in this effort, Kodak has retained Goldman, Sachs &

Co. as its adviser.


Antonio M. Perez, Kodak's Chairman and Chief Executive Officer, and Robert Brust, Kodak's Chief Financial Officer, will host a conference call today at 11:00 AM Eastern Time. Please use the direct dial-in number 913-981-5591, access code 9167403. There is no need to pre-register.

The call will be recorded and available for playback by 2:00 PM
Eastern time on May 4 by dialing 719-457-0820, access code
9167403. The playback number will be active until Thursday, May
11, 5:00 PM Eastern time.

For those wishing to participate via an Internet Broadcast, please access our Kodak.com Investor Relations web page at:
http://www.kodak.com/go/invest.

The conference call audio will be archived and available for replay on this site approximately 1 hour following the live broadcast.
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2006